Exhibit 10.12
FORM OF
AMENDMENT TO INDEMNIFICATION ASSURANCE AGREEMENT
     This Amendment to Indemnification Assurance Agreement (this “Agreement”), is entered into between Furmanite Corporation, a Delaware corporation (the “Company”), and __________________ (the “Indemnitee”) effective as of January 1, 2009.
WITNESSETH:
     Whereas, the Company and the Indemnitee previously entered into an Indemnification Assurance Agreement dated _______________ (the “Indemnification Agreement”); and
     Whereas, the Company and the Indemnitee desire to amend the Indemnification Agreement to bring the Indemnification Agreement into documentary compliance with section 409A of the Internal Revenue Code of 1986, as amended and the rules and regulations issued thereunder by the Internal Revenue Service and the Department of Treasury.
     Now, therefore, it is hereby agreed that effective as of January 1, 2009, the Indemnification Agreement is amended by adding thereto the following new provisions:
     Notwithstanding any other provision of this Agreement, to the extent that any payment hereunder is not exempt from section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) pursuant to the application of Department of Treasury Regulation Section 1.409A-1(b)(10) or other applicable exemption (a “409A Payment”) the following provisions of this paragraph shall apply with respect to such 409A Payment. The Company shall make a 409A Payment to you within ten (10) business days after the delivery of your written request for the payment accompanied by such evidence of fees and expenses incurred as the Company may reasonably require. The parties intend and agree that such payment deadline is not to be extended as a result of the following sentence which is included solely for the purpose of complying with Section 409A. The Company shall pay you such 409A Payment by the last day of your taxable year following the taxable year in which you incurred such legal fees and expenses. The legal fees or expenses that are subject to reimbursement pursuant to this paragraph shall not be limited as a result of when the fees or expenses are incurred. The amount of legal fees or expenses that is eligible for reimbursement pursuant to this paragraph during a given taxable year of you shall not affect the amount of expenses eligible for reimbursement in any other taxable year of you. The right to reimbursement pursuant to this paragraph is not subject to liquidation or exchange for another benefit.
     IN WITNESS WHEREOF, the Indemnitee has hereunto set the Indemnitee’s hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

FURMANITE CORPORATION

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